E-1
Exhibit No. 11
Form 10-SB
Amendment No. 1
BUI, Inc.
File No. 0-26917

                            AGREEMENT

             THIS AGREEMENT is made and entered into this 12th day of October, 1998, by and between SISNA, Inc., a Utah corporation (hereinafter sometimes referred to as "SISNA"), having an address at 265 Fast 100 South, Suite 310, Salt Lake City, Utah 841 11 and Buyers United Inc., a Utah company (hereinafter sometimes referred to as "Buyers United"), having an address at 66 East Wadsworth Park Drive, Suite 101, Draper, Utah 84020

             WHEREAS, SISNA operates as an Internet Service
        Provider and has expertise in connection with the Internet; and

             WHEREAS, BUYERS UNITED desires to have a presence on the Internet; and

             WHEREAS, SISNA has the capability and the expertise to allow BUYERS UNITED to function as a virtual Internet
        Service Provider ("ISP") using SISNA'S equipment; and

             WHEREAS, BUYERS UNITED desires to engage the services of SI SNA to host an 1SF for BUYERS UNITED and to perform certain services in Connection therewith.

             NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

             1. Hosting. BUYERS UNITED hereby engages SI SNA to host a web presence for BUYERS UNITED consisting of an 1SF for BUYERS UNITED which shall be transparent to customers of BUYERS UNITED.

             2. Payment for Services. In connection with the hosting by SISNA of an 1SF presence on the Internet, BUYERS UNITED shall pay a fee of Ten Thousand Dollars (~ 10,000.00), to be paid upon execution hereof. In addition, BUYERS UNITED shall pay a monthly fee to SISNA of Fourteen Dollars ($14.00) for each subscriber to the BUYERS UNITED ISF, which shall be paid not later than the tenth (10th) day of the succeeding month. In the event a subscriber of the BUYERS UNITED 1SF subscribes for less than a full month, a prorata share of the subscriber fee shall be paid to SISNA.

             3. Term. The term of this Agreement shall be three years.

             4. Billing and Accounting Services. SISNA agrees to provide an automated accounting system for BUYERS UNITED consisting of an automated billing system and accounting information including A/R, and customer management systems.

             5. Customer Service. SISNA shall provide toll-free customer support for BUYERS UNITED's customers at least 15 hours per day.

             6.    Additional Services. In connection with
        hosting the BUYERS UNITED ISP, SISNA shall provide the following services without additional Cost:

                  a. A web portal site designed specifically for BUYERS UNITED's customers that allows access to the Internet and other links specified by BUYERS
             UNITED.

                  b.  Registration of a domain name to be chosen
             BUYERS UNITED and which is available.

                  C. Sign-up services allowing Customers of the BUYERS UNITED ISP to sign up for Internet service with BUYERS UNITED.

                  d.   The sign-up page shall be hosted via a secure server.

                  e. Web-based e-mail shall be provided for customers of the BUYERS
            UNITED ISF.

                  f. SISNA shall provide web-reporting services indicating who has accessed the web portal site.

                  g.  SISNA shall register the BUYERS UNITED
             domain name with not less than 400 search engines and a report regarding BUYERS UNITED's placement among the search engines.

                  h. SISNA shall provide a master compact-disc to BUYERS UNITED for replication purposes. The replicated compact-discs can be used for distribution to each customer of the BUYERS UNITED ISP with sign-up software using such logo and reasonable information provided by BUYERS UNITED to SISNA. The CD software package shall allow BUYERS UNITED customers remote sign-up capability and applications for access to the various aspects of the Internet, including applications such as Microsoft Internet Explorer, Netscape Navigator, Eudora Light, FTP Voyager, Free Agent, Personal Stock Monitor, The Palace, Atrieva, IP Utilities, TCP/IP Stack, and anti-virus software.

             7. Marketing Materials. In addition, SISNA agrees to provide at the request of BUYERS UNITED marketing materials including custom designed T-shirts, mouse pads, mugs and refrigerator magnets.

             8. Notices. All demands, notices, and other communications to be given hereunder. if any, shall be in writing and shall be sufficient for all purposes if personally delivered, sent by facsimile, sent by nationally-recognized courier service, or if sent by registered or certified United States mail, return receipt requested, postage prepaid, and addressed to the respective party at the postal address set forth below or to such other address or addresses as such party may hereafter designate in writing to the other party as herein provided. The present addresses of the parties hereto are as set forth above. If personally delivered, notice under this Agreement shall be deemed to have been given and received and shall be effective when personally delivered. Notice by facsimile and nationally-recognized courier service shall be deemed to have been given when received. Notice by mail shall be deemed effective and complete two (2) days after deposit in the United Stales mail.

             9. No Partnership. Nothing in this Agreement shall be construed to constitute a partnership between the parties hereto, and the parties expressly agree that no such partnership is intended. No person or entity other than the parties hereto shall have, be deemed to have or claim any third party, direct or indirect rights or Claims to this Agreement or the matters described herein.

             10. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, legal representatives, successors, and assigns.

             11. Entire Agreement. This Agreement contains the entire agreement between the parties. No promise, representation, warranty, or covenant not included in this Agreement has been or is relied upon by either party. Any prior negotiations, correspondence, or understandings related to the subject matter of this Agreement shall be deemed to be merged in this Agreement and shall be of no further force or effect. Each party has relied upon such party's own examination of the full Agreement and the provisions thereof, and the representations and covenants expressly contained in this Agreement itself The failure or refusal of either party to inspect the Agreement or other documents, or to obtain legal advice or other advice relevant to this transaction, constitutes a waiver of any objection, contention, or claim that might have been based upon such reading, inspection, or advice. No modification or amendment of this Agreement shall be of any force or effect unless in writing executed by all of the parties.

             12. Interpretation. Unless otherwise provided, all terms shall have the meaning given them in the ordinary English usage and as customarily used. Words in any gender shall include both other genders. Whenever the context requires, the singular shall include the plural, the plural shall include the singular, and the whole shall include any part thereof.

             13. Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not effect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid provisions were omitted.

             14. Headings. The paragraph and other headings contained in this Agreement are for purposes of reference only and shall not limit, expand, or otherwise affect the construction of any of the provisions of this Agreement.

             15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which shall together constitute one and the same instrument.

             16. No Waiver. Acceptance by either party of any performance less than required hereby shall not be deemed to be a waiver of such party to enforce all of the terms and conditions hereof. No waiver of any such right hereunder shall be binding unless reduced to writing and signed by the party to be charged therewith.

             17. Authorized Execution. The individuals signing below each represent and warrant (i) that they are authorized to execute this Agreement for and on behalf of the party for whom they are signing, (ii) that such party shall be bound in all respects hereby, and (iii) that such execution presents no conflict with any other agreement of such party.

             18. Default. If any party shall breach any of the provisions of this Agreement, the nonbreaching party shall be entitled to recover from the other party all costs and expenses incurred by the nonbreaching party in connection with the breach, including reasonable attorneys' fees, whether such costs and expenses are incurred without or without suit or before or after judgment.

             19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah as applied to agreements made and wholly performable in Utah between Utah residents.

             20. Facsimile Signatures. The parties hereto agree that transmission to the other party of this Agreement with its facsimile signatures shall bind the party transmitting this Agreement by facsimile in the same manner as if such party's original signature had been delivered. Without limiting the foregoing, each party who transmits this Agreement with its facsimile signature covenants to deliver the original thereof to the other party as soon as possible thereafter.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                      SISNA, Inc., a Utah
                                      corporation


                                      By /s/ Martin S. Gomez Vice
President



                                      BUYERS UNITE  Inc., a Utah
                                      company


                                      By /s/ Rod Smith, President

                       Buyers United Inc.
                        On Line Services

  Virtual Server - 200MB total                         Buyers
United cost @$40.00 per month
     Registration - hosting - 100MB
     100 MB e-mail aliasing
    SISNA Web Trends site report included

  E-Commerce Package                    Buyers United cost
@$49.OO per month
     SISNA E-commerce Solution
     30 meg web/ftp storage
     Domain registration (Intemic Not included)
     SISNA Web Trends site report included
     I virtual E-mail account/with 4 email
     Two Analog/ISDN/XDSL accounts
     Full access to Www, FTPNews

                    Personal Dial-Up Accounts

Standard Analog Dial-up                 Buyers United cost
@$14.00 each
            Single analog dial-up account with
            (2) e-mail accounts,
            10 MB Web/FTP storage,
            Unlimited Internet access,
            NNTP News, FTP, WWW
Family Account                               Buyers United cost
@$24.00 each
             (2) Two analog, ISDN, or xDSL accounts,
                 One filtered account and one un-filtered
             (4) e-mail accounts,
             (2) 10 MB Web/FTP storage,
             Unlimited Internet access,
             NNTP News, FTP, WWW

                    Business Dial-Up Accounts

Basic Analog/lSDN/xDSL Account           Buyers United cost
@$22.00 each
            Dial-up 56k V.90 / ISDN/ xDSL
            Unmetered Internet access
            Full access to Www, FTP, News
            2 simultaneous logins
            4 E-mail addresses
            30 meg web/ftp storage

Premium AnaIlog/ISDN/xDSL Account            Buyers United cost
@$44.oo each
            Dial-up 56k V.90/ ISDN/ xDSL
            Unmetered Internet access
            Full access to WWW, FTP, News
            4 simultaneous logins
            8 E-mail addresses
            30 megs of web/ftp storage


                              SISNA

            Rod Smith
            Buyers United
            66 East Wadsworth Park Drive
            Suite 101
            Draper, Utah 84020
            801.301.3144     cell
            801.523.8929     ext.1000


            Dear Rod,

            The pricing of Twelve Dollars ($12.00) per month per subscriber will apply to the following Areas:
               Salt Lake City, Utah*
               Provo, Utah*
               Ogden, Utah*
               Boise, Idaho
               Idaho Falls, Idaho
               Phoenix, Arizona
               Portland, Oregon
               Las Vegas, Nevada

            All other areas for subscribers will be at Fourteen Dollars ($14.00) per month per subscriber. As the costs are reduce for additional SISNA owned areas Buyers United may be able to take advantage of the better pricing at that time.

            At the Fourteen Dollar price per user Toll-free customer support is included. In the Twelve Dollar per user areas Buyers United must supply the Toll-free connection for customer support (with the exception of Salt Lake, Ogden and Provo)


            Best Regards

            Martin S. Gome
            Exec. VP



            Acknowledgment
            Buyers United

                              SISNA

            Buyers United Inc.
            66 East Wadsworth Park Drive,
            Suite 101,
            Draper, Utah 84020


            Amendment 001(2.3.99)


            Dear Paul Jarman,

            This is to confirm the pricing for,
            (1)     the X-Stop filtering @ $ no additional cost
               to the Buyers United base cost of $14.00,
            (2)     E-mail - five (5) will be included with each
               account and your cost will be $1.00 for five (5) more additional e-mail.

            We will accept payment terms of Five Thousand
            Dollars ($5,000.00) at signing of contract  (2.3.
            99) and Five Thousand Dollars ($5,000.00) payable on the nineteen of February (2.19.99).

            Sincerely


            Martin S Gomez Exec VP